UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2012

China Printing & Packaging, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34386	35-2298521
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Xiandong Road, Shangsong Village, Baoji City, Fufeng County
Shaanxi Province, The People's Republic of China 722205
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: 011-86-090-7547-1054

(Former Name or Former Address, if Changed Since Last Report)

Copies To:

Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 3nd Floor
New York, New York, 10006
Phone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2012, Fufeng Jinqiu Printing & Packaging Co., Ltd. (“Jinqiu”), a subsidiary of China Printing & Packaging, Inc. (the “Company”), entered into a Paper Products Research and Development Agreement (“Agreement”) with Xi’an Qinling Biotechnology Development Co., Ltd. (“Qinling”). Pursuant to the Agreement, Qinglin will conduct research and development in the areas of entry into high-end market, anti-counterfeiting paper, waterproof paper and product design (“Research Project”). Jinqiu will pay an aggregate of Renminbi 8,000,000 as consideration (approximately $1,266,123). Renminbi 7,000,000 (approximately $1,107,858) is payable within 15 days of execution of the Agreement and Renminbi 1,000,000 (approximately $158,265) is payable after the Research Project is completed. The term of the Research Project is a year, starting from April 10, 2012. Upon completion of the Research Project, Qinglin will advise Jinqiu on using the new printing technology developed in the Research Project for five years.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Paper Products Research and Development Agreement between Fufeng Jinqiu Printing & Packaging Co., Ltd. and Xi’an Qinling Biotechnology Development Co., Ltd., dated April 10, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PRINTING & PACKAGING, INC.

Dated: June 6, 2012	By:	/s/ Yongming Feng
Yongming Feng
Chief Executive Officer